EXHIBIT 10.13 AMENDMENT TO THE FIDELITY BANCORP, INC. 1993 STOCK
OPTION PLAN FOR OUTSIDE DIRECTORS
Amendment No. 1

Pursuant to resolutions of the Board of Directors of Fidelity Bancorp, Inc., dated March 18, 2002, and pursuant to the authority of Section 7 of the Fidelity Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "Plan"), the Plan is hereby amended, effective April 1, 2002, as follows:

1. Subparagraph 3(e)(i) of the Plan is amended in its entirety to read as follows:

"(i) "Change in Control" for purposes of this Plan, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to 1(a) of the current report on Form 8-K, as in effect of the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 as amended and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided that in applying the definition of change in control or presumptive change in control or acting in concert or presumptive acting in concert as set forth under the Rules and Regulations of the OTS, ownership by a person or group, including a presumptive group, of at least 15% of the voting stock of the Bank or the Holding Company shall be required, and provided further that ownership of stock by a tax qualified employee benefit plan of the Bank or the Holding Company shall not be subject to presumptions of control or acting in concert); or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or securities of the Bank or Holding Company representing 20% or more of the combined voting power of the Bank's or Holding Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board of Directors of the Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the Holding Company's Nominating Committee, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation sale of all or substantially all the assets of the Bank or Holding Company or similar transaction occurs in which the Bank or the Holding Company is not the surviving entity; or (d) a proxy statement soliciting proxies from shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (e) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company."

2. Section 2 of the Plan is amended by adding a new subsection (c) (and renaming all subsequent subsections accordingly) to read as follows:

"(c) Grant of Remaining Options. If the Board of Directors of the Holding Company so elects, any options remaining under the Plan at any time may be allocated among the then-current Outside Directors. The Human Resource Committee of the Holding Company Board shall have discretion in determining what method should be used for making such an allocation, subject to any required Holding Company Board ratification.

The purchase price per share of the Common Stock deliverable upon the exercise of such option shall equal the Fair Market Value of the Common Stock on the date of the grant of this option as determined under paragraph (d) of this Section II."

3.  A new Section 10 shall be added to the Plan to read as follows:

"10.  MERGER OR CONSOLIDATION.

In the event of a Change in Control, all options shall become immediately and fully exercisable."

The undersigned hereby certifies that the above amendments have been duly authorized and remain in full force and effect.

FIDELITY BANCORP, INC.

/s/ Judith K. Leaf
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Corporate Secretary

Date:  March 18, 2002